Exhibit 4.5

AMENDMENT NO. 4 TO RIGHTS AGREEMENT

This Amendment No. 4 (this “Amendment”) dated the 11th day of March, 2022 to the Rights Agreement, dated March 11, 2018, as amended by Amendment No. 1 thereto, dated March 8, 2019, as further amended by Amendment No. 2 thereto, dated March 10, 2020 and Amendment No. 3 thereto, dated March 8, 2021 (the “Agreement”), by and between Heat Biologics, Inc. (the “Company”) and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).  Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, pursuant to Section 27 of the Agreement, the Company and the Rights Agent may, for so long as the Rights are redeemable, from time to time, change or supplement the provisions under the Rights Agreement as the Company may deem necessary or desirable, without the approval of any holders of the Rights;

WHEREAS, as of the date hereof, a Flip-In Event has not occurred and, as such, the Rights are presently redeemable;

WHEREAS, the Company desires to amend the Agreement to extend the final expiration date of the Rights from the Close of Business on March 11, 2022 to the Close of Business on March 11, 2023; and

WHEREAS, pursuant to Section 27 of the Agreement, the Company hereby directs the Rights Agent that the Rights Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, the Company and the Rights Agent agree to amend the Agreement as follows:

1.       Section 7(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on March 11, 2023, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Sections 1(d)(ii)(A)(z) and 13(f) at which time the Rights are terminated, or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof.”

2.	The Form of Rights Certificate attached as Exhibit A to the Agreement and the Summary of Rights to Purchase Shares of Common Stock of Heat Biologics, Inc. attached as Exhibit B to the Agreement are each amended to replace each reference to “March 11, 2022” contained therein with “March 11, 2023”.

3.	This Amendment shall be effective immediately as of the date first written above, and thereafter, all references to the Agreement shall be deemed to be references to the Agreement, as amended hereby.

4.	All other terms of the Agreement shall remain in full force and effect.

5.	The undersigned officer of the Company hereby certifies to the Rights Agent that the amendments to the Agreement set forth in this Amendment are in compliance with Section 27 of the Rights Agreement and the certification contained in this Section 7 shall constitute the certification required by Section 27 of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HEAT BIOLOGICS, INC.

By:	/s/ Jeffrey Wolf
Name:	Jeffrey Wolf
Title:	President and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:	/s/ Stacy Aqui
Name:	Stacy Aqui
Title:	Vice President